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                                                             EXHIBIT 1.A.(10)(c)

                     ML LIFE INSURANCE COMPANY OF NEW YORK
                                717 Fifth Avenue, 16th Floor, New York, New York

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ACCOUNT NUMBER                                       APPLICATION FOR ADDITIONAL PAYMENT FOR VARIABLE LIFE INSURANCE
               ----------------
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
PART Aa INSURED NO. 1                              PART Ab INSURED NO. 2 (IF JOINT AND LAST SURVIVOR)

FIRST NAME             MI    LAST                  FIRST NAME               MI      LAST
           -----------   ---     -----------                  -------------   -----     -------------

HEIGHT      FT.     IN.   WEIGHT        LBS.       HEIGHT        FT.       IN.   WEIGHT          LBS.
       -----    ----             -------                  -------    ------             ---------

SOCIAL SECURITY NUMBER                             SOCIAL SECURITY NUMBER
                       ---------------------                              ---------------------------

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
PART B

Policy Number                                                               METHOD OF PAYMENT:
              ---------------------------

Type of Policy  [] Modified Single Premium         [] Scheduled Premium     [] Check

                [] Flexible Premium                [] Other                 [] CMA Life Service
                                                            ----------

Amount of additional payment $
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Is this an exercise of Guarantee of Insurability Rider? (If yes, skip to Part E.)  [] Yes   [] No

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PART C  If answer to Question 1 or 2 is yes, explain Remarks (Part F).


Since the initial application for the above policy:
                                                                      Insured No. 1      Insured No. 2

1. Has there been any change in the insured's health,                  [] YES  [] NO    [] YES  [] NO
   occupation, or cigarette smoking habits?

2. Has the insured been refused life insurance, been offered a         [] YES  [] NO    [] YES  [] NO
   modified or rated policy, or applied for or received disability benefits from any source?

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PART D  If answer to Question 3 is no, or 4, 5, or 6 is yes,          Insured No. 1  Insured No. 2
explain in Remarks (Part F).

3. Is the insured now performing his or her usual occupational         [] YES  [] NO    [] YES  [] NO
   duties (or usual daily duties if student, homemaker, or
   retired) without any disabling impairment?

4. During the last two years, has the proposed insured been            [] YES  [] NO    [] YES  [] NO
   hospitalized, treated, advised, or diagnosed by a member of the medical profession for any heart, liver, lung or kidney trouble, high blood pressure, stroke, diabetes, cancer, or nervous disorders?

5. During the last two years, has the insured been hospitalized        [] YES  [] NO    [] YES  [] NO
   treated, or diagnosed by a member of the medical profession for any disorders of the immune system (including AIDS or ARC)?

6. Has the insured engaged in hang gliding, skydiving or motor         [] YES  [] NO    [] YES  [] NO
   vehicle racing in the last year, or plan to engage in any of these activities within the next two years?

7. Does the insured have any applications pending or any life          [] YES  [] NO    [] YES  [] NO
   insurance in force?  (If yes, list companies and amounts in
   Remarks.)

8. Has the insured flown other than as a passenger in the last         [] YES  [] NO    [] YES  [] NO
   two years?
   Hours last year:___ Hours 2 years ago:___ Type of license:___

9. During the last five years, has the insured consulted a             [] YES  [] NO    [] YES  [] NO
   physician or been examined or treated at a hospital or other medical facility for other than normal pregnancies?  (If yes, please list each occurrence below.  Attach additional page if necessary.)
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Insured No.          Facility/Doctor                City, State              Reason/Diagnosis          Month/Year

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